Exhibit 99.1

GSE Systems Reports Third Quarter 2022 Financial Results

Conference Call Scheduled for today, November 14, 2022 at 4:30pm ET

Columbia, MD – November 14, 2022 - GSE Systems, Inc. (“GSE Solutions”, “GSE”, or “the Company”) (Nasdaq: GVP), a leader in advanced engineering and workforce solutions that support the future of clean energy production and overall decarbonization initiatives of the power industry, today announced financial results for the third quarter (“Q3”) ended September 30, 2022.

Q3 2022 and Recent Highlights

•	Performance Engineering revenue in Q3 2022 increased 9% from Q3 of 2021.
•	Software and support sales increased in Q3 of 2022 by 71% to $2.0 million when compared to $1.2 million in Q2 of 2022 and rose 147% compared to Q3 of 2021.
•	New orders grew to $10.2 million, up 49% compared to Q2 2022.
•	Backlog at September 30, 2022, was $32.3 million, including $26.7 million of Performance Improvement Solutions backlog, and $5.6 million of Workforce Solutions backlog.
•	Ended Q3 with cash, cash equivalents and restricted cash of $5.2 million, including restricted cash of $1.6 million.
•	Company continuing strategy of targeted investments in revenue generating positions.

Management Commentary

“The third quarter demonstrated improved results when compared to what the Company reported during the second quarter. While the industry is still taking a conservative approach coming out of the pandemic and ongoing economic uncertainty, orders rebounded during the quarter, and we have made good progress on making key revenue generating hires and focusing on client engagement. We are now conducting more on-site meetings with customers and prospects, sharing with them the comprehensive solutions that GSE can deliver to them to improve their operating results. We are also very pleased with our organic software and support sales growth, which continued to provide the company with recurring revenues and improved margins. Our Performance Engineering services were also a highlight in the quarter and made healthy contributions towards results, while our Workforce Solutions division is retooling, as we make continued progress on filling key revenue generating positions. We are keenly focused on rebuilding that division now that customers return to more on-site projects that require our help,” commented Kyle J. Loudermilk, GSE’s President and Chief Executive Officer. “While third quarter project order flow was a bit of a pause from the strong third quarter of 2021, it was much improved from the second quarter. Our project execution and revenue remain solid, our backlog has remained strong, and we have a robust pipeline of new business opportunities to pursue. Longer term, the macro trends towards grid stability, energy security and decarbonization are in our favor, providing a solid foundation to be optimistic about the company’s future.”

Emmett Pepe, CFO of GSE Systems, added, “I am pleased with the Company’s sequential and year-over-year improvement in our gross profit margins, driven by our Performance Engineering segment, which includes increased sales from software and support sales. The Company’s capital structure remained strong at the end of Q3 as we ended the quarter with cash, cash equivalents and restricted cash of $5.2 million, including restricted cash of $1.6 million. We continue to use our balance sheet to invest in our divisions with new hires focusing on revenue generation and supporting existing customers and projects. We have received cumulative Employee Retention Credit refunds through the CARES Act of approximately $3.6 million through September 30, 2022 and subsequently received refunds of $0.4 million in Q4. The Company is expecting to receive the remaining refunds of approximately $1.0 million in the next three to six months. The receipt of these credits enhances the Company’s cash position and will allow the Company the financial flexibility to make necessary investments for the future.”

Q3 2022 FINANCIAL RESULTS

Revenue during Q3 2022 was $11.9 million a decrease of 7% compared to $12.7 million in Q2 2022, and revenue was $14.7 million in Q3 2021. The quarter-over-quarter sequential decrease in revenue was driven by a reduction in Workforce Solutions revenue offset by projects awarded with higher margins in Performance Improvement Solutions. The year-over-year decrease of $2.8 million was primarily due to the wind down of large projects in 2021 resulting in a reduction of staffing from our major customers, which continues to affect the power industry.

Performance Improvement Solutions revenue was $8.1 million in Q3 2022 compared to $8.0 million in Q2 2022, and $7.4 million in Q3 2021. The increase of revenue was primarily attributable to several significant contracts awarded with high margin performance obligations completed efficiently which began later in 2022.

Workforce Solutions revenue was $3.8 million in Q3 2022 compared to $4.8 million in Q2 2022, and $7.3 million in Q3 2021. The sequential and year-over-year decrease was due to the reduction in customer demand for workforce services.

Gross profit in Q3 2022 was $3.3 million, or 27.4% of revenue. This compared to gross profit of $3.2 million, or 21.7% of revenue in Q3 2021, and $3.2 million, or 24.9% of revenue in Q2 2022. The increase in gross margin was primarily related to the projects with higher margins, shorter lead times and improved processes, in addition to increased software sales.

Operating expenses in Q3 2022 were $12.3 million compared to $3.8 million in Q3 2021. Operating expenses was $4.9 million in Q2 2022. The increase of operating expenses mainly due to the impairment loss of $7.5 million recognized in Q3 2022, and a $0.5 million increase in stock compensation expense, a $0.2 million increase in indirect labor and burden cost due to increased headcount, a $0.3 million increase related to business insurance in Q3 2022.

Operating loss was approximately $(9.0) million in Q3 2022, compared $(0.6) million in Q3 2021. Operating loss was $(1.7) million in Q2 2022.

Net loss in Q3 2022 was $(9.0) million or $(0.42) per basic and diluted share, compared to net income of $11.4 million or $0.55 per basic and diluted share in Q3 2021. Net loss was $(1.4) million or $(0.07) per basic and diluted share in Q2 2022. The net loss reported in Q3 2022 included a non-cash Goodwill and Intangible asset impairment charge of $7.5 million, which was incurred due to the performance slowdown at GSE’s Workforce Solutions division, which as a result created an assessment to lower the carrying value of the division.

Adjusted net loss1 totaled $(1.1) million, or $(0.05) per diluted share in Q3 2022, compared to adjusted net loss of $(0.2) million, or $(0.01) per diluted share, in Q3 2021. Adjusted net loss1 totaled $(1.2) million, or $(0.06) per diluted share in Q2 2022.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for Q3 2022 was approximately $(8.4) million, compared to $12.1 million in Q3 2021. EBITDA for Q2 2022 was approximately $(0.7) million.

Adjusted EBITDA1 totaled $(0.7) million in Q3 2022, compared to $0.1 million in Q3 2021. Adjusted EBITDA1 totaled $(0.7) million in Q2 2022.

Backlog at September 30, 2022, was $32.3 million, including $26.7 million of Performance Improvement Solutions backlog, and $5.6 million of Workforce Solutions. As of December 31, 2021, our backlog was $41.3 million with $31.8 million attributed to our Performance segment and $9.5 million to Workforce Solutions

1 Refer to the non-GAAP reconciliation tables at the end of this press release for a definition of “EBITDA”, “adjusted EBITDA” and “adjusted net income”.

CONFERENCE CALL

GSE Systems has scheduled a conference call for today, November 14, 2022 at 4:30 p.m. ET (1:30 p.m. PT) to review these results. Interested parties can access the conference call by dialing (833) 974-2453 or (412) 317-5784 or can listen via a live Internet webcast at: https://app.webinar.net/rmwzyN2yG4e. Access to the link is also available in the Investor Relations section of the Company’s website at: https://www.gses.com/about/investors/.

A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, confirmation # 6516125. A webcast replay will be available in the Investor Relations section of the Company’s website at https://www.gses.com/about/investors/ for 90 days.

ABOUT GSE SOLUTIONS
We are the future of operational excellence in the power industry. GSE Solutions leverages top talent and technology to provide advanced engineering and flexible workforce solutions that support the future of clean energy. Our specialized solution teams include design and analysis, systems and simulation, programs and performance, technical staffing, and training help the power industry reduce risk, extend plant operational lifetime, and optimize performance. GSE is proven, with over five decades of experience, more than 1,100 installations, and customers in over 50 countries spanning the globe. www.gses.com

FORWARD LOOKING STATEMENTS
We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as “expect,” “intend,” “believe,” “may,” “will,” “should,” “could,” “anticipates,” and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact	Investor Contact
Kyle Loudermilk	Lytham Partners
Chief Executive Officer	Adam Lowensteiner, Vice President
GSE Systems, Inc.	(646) 829-9702
(410) 970-7800	gvp@lythampartners.com

GSE SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months ended September 30,		Nine Months ended September 30,

	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$11,898	$14,686	$36,918	$41,312
Cost of revenue	8,642	11,503	28,063	32,512
Gross profit	3,256	3,183	8,855	8,800

Selling, general and administrative	4,336	3,265	13,253	10,521
Research and development	186	149	510	460
Restructuring (benefits) charges	-	(10)	-	798
Goodwill and intangible asset impairment charge	7,505	3	7,505	3
Depreciation	69	69	213	216
Amortization of intangible assets	209	286	700	929
Total operating expenses	12,305	3,762	22,181	12,927

Operating loss	(9,049)	(579)	(13,326)	(4,127)

Interest expense, net	(422)	(32)	(928)	(135)
Change in fair value of derivative instruments, net	263	-	377	-
Other (expense) income, net	(2)	12,215	(58)	16,853

(Loss) income before income taxes	(9,210)	11,604	(13,935)	12,591

Provision for income taxes	(218)	166	(108)	127

Net (loss) income	$(8,992)	$11,438	$(13,827)	$12,464

Net (loss) income per common share - basic and diluted	$(0.42)	$0.55	$(0.66)	$0.60

Weighted average shares outstanding - basic	21,288,883	20,863,479	21,101,942	20,714,068
Weighted average shares outstanding - diluted	21,288,883	20,863,479	21,101,942	20,714,068

GSE SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2022	December 31, 2021
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$3,660	$3,550
Restricted cash, current	651	-
Contract receivables, net	10,152	11,257
Prepaid expenses and other current assets	1,969	5,262
Total current assets	16,432	20,069

Equipment, software and leasehold improvements, net	796	839
Software development costs, net	554	532
Goodwill	6,299	13,339
Intangible assets, net	1,854	3,020
Restricted cash - long term	932	-
Operating lease right-of-use assets, net	777	1,200
Other assets	52	52
Total assets	$27,696	$39,051

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$-	$1,817
Current portion of long-term note	2,762	-
Accounts payable	713	1,179
Accrued expenses	2,119	1,358
Accrued compensation	1,655	1,452
Billings in excess of revenue earned	4,152	5,029
Accrued warranty	478	667
Income taxes payable	1,635	1,654
Derivative liabilities	653	-
Other current liabilities	988	1,883
Total current liabilities	15,155	15,039

Long-term note, less current portion	1,181	-
Operating lease liabilities noncurrent	209	790
Other noncurrent liabilities	171	179
Total liabilities	16,716	16,008

Commitments and contingencies (Note 16)

Stockholders’ equity:
Preferred stock $0.01 par value; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock $0.01 par value; 60,000,000 shares authorized, 23,319,572 and 22,533,005 shares issued, 21,720,661 and 20,934,094 shares outstanding, respectively	233	225
Additional paid-in capital	82,095	80,505
Accumulated deficit	(68,411)	(54,584)
Accumulated other comprehensive income (loss)	62	(104)
Treasury stock at cost, 1,598,911 shares	(2,999)	(2,999)
Total stockholders’ equity	10,980	23,043
Total liabilities and stockholders’ equity	$27,696	$39,051

EBITDA and Adjusted EBITDA Reconciliation (in thousands)

References to “EBITDA” mean net (loss) income, before considering interest expense, provision for income taxes, depreciation and amortization. References to Adjusted EBITDA excludes goodwill and intangible asset impairment charges, employee retention credit, PPP loan and accumulated interest forgiveness, restructuring charges, stock-based compensation expense, impact of the change in fair value of derivative instruments and VAT write-off. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP. Management believes EBITDA and Adjusted EBITDA, in addition to operating profit, net income and other U.S. GAAP measures, are useful to investors to evaluate the Company’s results because it excludes certain items that are not directly related to the Company’s core operating performance that may, or could, have a disproportionate positive or negative impact on our results for any particular period. Investors should recognize that EBITDA and Adjusted EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with U.S. GAAP. A reconciliation of non-U.S. GAAP EBITDA and Adjusted EBITDA to the most directly comparable U.S. GAAP measure in accordance with SEC Regulation G follows:

	Three Months ended September 30,		Nine Months ended September 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net (loss) income	$(8,992)	$11,438	$(13,827)	$12,464
Interest expense, net	422	32	928	135
Provision for income taxes	(218)	166	(108)	127
Depreciation and amortization	365	432	1,167	1,426
EBITDA	(8,423)	12,068	(11,840)	14,152
Goodwill and intangible asset impairment charge	7,505	3	7,505	3
Employee retention credit	-	(2,087)	-	(7,162)
PPP loan and accumulated interest forgiveness	-	(10,127)	-	(10,127)
Restructuring charges	-	(10)	-	798
Stock-based compensation expense	491	283	1,592	784
Change in fair value of derivative instruments, net	(263)	-	(377)	-
VAT write-off	-	-	-	450
Adjusted EBITDA	$(690)	$130	$(3,120)	$(1,102)

Adjusted Net (Loss) Income and Adjusted EPS Reconciliation (in thousands, except per share amounts)

References to Adjusted Net Loss excludes the goodwill and intangible asset impairment charges, employee retention credit, PPP loan and accumulated interest forgiveness, restructuring charges, stock-based compensation expense, impact of the change in fair value of derivative instruments, VAT write off and amortization of intangible assets. Adjusted Net Loss and Adjusted Loss per Share (adjusted EPS) are not measures of financial performance under U.S. GAAP. Management believes Adjusted Net Loss and Adjusted Loss per Share, in addition to other U.S. GAAP measures, are useful to investors to evaluate the Company’s results because they exclude certain items that are not directly related to the Company’s core operating performance and non-cash items that may, or could, have a disproportionate positive or negative impact on our results for any particular period, such as stock-based compensation expense. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with U.S. GAAP. A reconciliation of non-U.S. GAAP Adjusted Net Loss and Adjusted Loss per common Share to U.S. GAAP net (loss) income, the most directly comparable U.S. GAAP financial measure, is as follows:

	Three Months ended September 30,		Nine Months ended September 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net (loss) income	$(8,992)	$11,438	$(13,827)	$12,464
Goodwill and intangible asset impairment charge	7,505	3	7,505	3
Employee retention credit	-	(2,087)	-	(7,162)
PPP loan and accumulated interest forgiveness	-	(10,127)	-	(10,127)
Restructuring charges	-	(10)	-	798
Stock-based compensation expense	491	283	1,592	784
Change in fair value of derivative instruments, net	(263)	-	(377)	-
VAT write-off	-	-	-	450
Amortization of intangible assets related to acquisitions	209	286	700	929
Adjusted net loss	$(1,050)	$(214)	$(4,407)	$(1,861)

Adjusted loss per common share – diluted	$(0.05)	$(0.01)	$(0.21)	$(0.09)

Weighted average shares outstanding – diluted(a)	21,288,883	20,863,479	21,101,942	20,714,068

(a) During the three and nine months ended September 30, 2022, we reported a U.S. GAAP net loss and an adjusted net loss. Accordingly, there was no dilutive shares from RSUs included in the adjusted net loss per share calculation that were considered anti-dilutive when calculating the net loss per share.